UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2006
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2006, Affiliated Computer Services, Inc. (the “Company”) announced the promotions of Ann Vezina, currently Executive Vice President and Group President of ACS Commercial Solutions, to Chief Operating Officer — Commercial Solutions Group and Tom Burlin, currently Executive Vice President and Group President of ACS Government Solutions, to Chief Operating Officer — Government Solutions Group.
Ms. Vezina, age 43, has served as Executive Vice President and Group President of ACS Commercial Solutions since March 2006. Prior to that date Ms. Vezina served as a Managing Director, Business Process Solutions from May 2003. From July 1985 until May 2003, Ms. Vezina served in various capacities with Electronic Data Systems and was a Client Sales Manager at the time she departed EDS in May 2003.
Mr. Burlin, age 48, has served as Executive Vice President and Group President of ACS Government Solutions since June 2005. From July 1979 to May 2005, Mr. Burlin was employed by International Business Machines Corporation, most recently as their General Manager and Partner — US Federal and Global Government.
In connection with the promotions of Ms. Vezina and Mr. Burlin, the Company issued a press release on December 19, 2006, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     99.1 Affiliated Computer Services, Inc. Press Release dated December 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: December 19, 2006
By:	/s/ John H. Rexford
	Name:	John H. Rexford
	Title:	Executive Vice President and Chief Financial Officer

3